SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Check the appropriate box:

[ ]  Preliminary Information Statement     [ ]  Confidential, For Use of the
                                                Commission Only (as Per-
                                                mitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement


                         CADAPULT GRAPHIC SYSTEMS, INC.
                (Name of Registrant as Specified in its Charter)

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             pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

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

                        CADAPULT GRAPHIC SYSTEMS, INC.
                              110 Commerce Drive
                         Allendale, New Jersey 07401

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       To be Held on December 15, 1999

      The Annual Meeting of Shareholders of Cadapult Graphic Systems, Inc. ("Cadapult") will be held on Wednesday, December 15, 1999 at 10:00 A.M., local time, at Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656, for the following purposes:

      1. To elect four members of the Board of Directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified;

      2. To ratify the selection of Wiss & Company, LLP as Cadapult's independent certified public accountants for the fiscal year ending June 30, 2000; and

      3. To act on such other business as may properly come before the Annual Meeting or any adjournment thereof.

      These matters are more fully described in the Information Statement accompanying this Notice.

      The record date for determining those shareholders who will be entitled to vote at the Annual Meeting is October 28, 1999. The stock transfer books will remain open between the record date and the date of the Annual Meeting. Shares of common stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. The Board of Directors is not soliciting proxies in connection with the Annual Meeting, and you are requested not to send proxies to us.

                                          By order of the Board of Directors


                                          /s/ Frances Blanco
                                          Frances Blanco
                                          Secretary

Allendale, New Jersey
November 8, 1999

                        CADAPULT GRAPHIC SYSTEMS, INC.

                            INFORMATION STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS


                      WE ARE NOT ASKING YOU FOR A PROXY
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY


                       DATE, TIME AND PLACE OF MEETING

      This Information Statement is provided to you by the Board of Directors of Cadapult Graphic Systems, Inc. (the "Company" or "Cadapult") in connection with our Annual Meeting. The Annual Meeting will be held at 10:00 A.M. on December 15, 1999, at Park Ridge Marriott, 300 Brae Boulevard, Park Ridge, New Jersey 07656, or at any adjournments or postponements of the Annual Meeting for the purposes set forth in the accompanying Notice of Annual Meeting. We intend to mail this Information Statement and the accompanying Notice of Annual Meeting on or about November 24, 1999, to all shareholders entitled to vote at the Annual Meeting.

                              PURPOSE OF MEETING

      The proposals that will be considered and acted on at the Annual Meeting are summarized in the Notice of Annual Meeting. Each proposal is described in more detail in this Information Statement.

                     VOTING RIGHTS AND OUTSTANDING SHARES

      Only holders of record of Cadapult's common stock at the close of business on October 28, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on October 28, 1999, Cadapult had outstanding and entitled to vote 3,137,460 shares of common stock. Our common stock is the only class of voting stock. We have no preferred stock issued or outstanding as of October 28, 1999. Each shareholder of record on October 28, 1999 is entitled to one vote for each share held on all matters to be voted on at the Annual Meeting, and there is no cumulative voting. A majority of the outstanding shares of common stock must be present or represented at the Annual Meeting to have a quorum. Proposals 1 and 2 each require the affirmative vote of a majority of the outstanding voting shares of the quorum.

                                PROPOSAL NO. 1
                            ELECTION OF DIRECTORS

GENERAL

      The names of the nominees for directors and their positions and offices with Cadapult are described in the table below. As of the date of this Information Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. The four nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of Cadapult to serve until the next Annual Meeting and until their successors have been elected and qualified.

Name                    Age         Position
----                    ---         --------
Michael W. Levin        34          Chief Executive Officer, President and Chairman of the Board
Frances Blanco          39          Vice President Marketing and Investor Relations, Treasurer,
                                    Secretary and Director
Paul C. Baker           62          Director
Edwin Ruzinsky(1)       66          Director

(1)   Became a director on August 27, 1999.

BUSINESS EXPERIENCE OF DIRECTORS

      Michael W. Levin, Chief Executive Officer, President and Chairman of the Board: Mr. Levin has served as Chief Executive Officer, President and Chairman of the Board of Cadapult since June 18, 1998. Before June 1998, he had served as President, Treasurer, Secretary and Chairman of Cadapult Graphic Systems Inc., a New Jersey corporation ("CGSI") since 1987, when he founded CGSI while attending Lehigh University. He is responsible for a senior management team as well as merger and acquisition activity and corporate finance. He earned a Bachelor of Science degree in Mechanical Engineering from Lehigh University in 1987, graduating summa cum laude.

      Frances Blanco, Vice President of Marketing and Investor Relations, Treasurer, Secretary and Director: Ms. Blanco has served as Vice President of Marketing and Investor Relations, Treasurer, Secretary and a Director of Cadapult since June 18, 1998. Before June 18, 1998, she had served as Vice President of Marketing and Investor Relations, Treasurer, Secretary and a director of CGSI. Ms. Blanco joined CGSI in 1993. Ms. Blanco manages all aspects of marketing, including brand identity, demand creation and vendor relationships for Cadapult as well as investor relations. From 1984 through 1989, Ms. Blanco was a Reseller Account Manager at Lotus, where she designed and implemented marketing programs. From August 1989 through June 1993, Ms. Blanco served as a Business Development Manager at Tektronix, Inc., where she was responsible for the development of long term and strategic customers.
She earned a Bachelor of Science degree in Marketing from Bentley College in 1982 and a Masters of Business Administration degree from Boston College in 1985.

      Paul C. Baker, Director: Mr. Baker has served as a Director of Cadapult since June 18, 1998. He is the founder and President of Sherwood Partners, Inc., a venture capital and management consulting company that focuses on developing companies with high growth potential. Prior to founding Sherwood Partners, Inc. in 1986, Mr. Baker held numerous positions during his twenty-five years of employment with American Cyanamid Co. ("Cyanamid"). At Cyanamid, Mr. Baker held several domestic and international management positions, including President of Domestic Operations from April 1975 through October 1979, President of Shulton Inc. from October 1977 through October 1979 and Group Vice President of Cyanamid from October 1979 through December 1984. Mr. Baker graduated from Lehigh University in 1959 with a Bachelor of Arts degree in Liberal Arts, earned a B.S.I.E. degree in Engineering in 1960 from Lehigh University, and received a Masters in Business Administration in 1963 from Fairleigh Dickinson University.

      Edwin Ruzinsky, Director: Mr. Ruzinsky has served as a Director of Cadapult since August 27, 1999. He is a Certified Public Accountant and a Certified Management Consultant. Prior to his retirement as a Partner in Deloitte Consulting LLC, a wholly-owned subsidiary of Deloitte & Touche LLP on June 1, 1996, he served for many years as the firm's National Director-Media Industry Services. He previously served Times Mirror Company (NYSE-
TMC) as Vice President-Finance & Administration/Book Publishing Group and Parents' Magazine Enterprises, Inc. as Chief Accounting Officer. Mr. Ruzinsky continues serving as a member of the Pace University/Dyson School of Liberal Arts & Sciences/Master of Science in Publishing Advisory Board. He is currently a member of the Board of Dowden Publishing Company, Inc., a provider of specialized publications and customized communication products for healthcare professionals and consumers. In addition, he has been a consultant to The CPA Journal, published by the New York State Society of Certified Public Accountants, for the past twenty-five years.

BOARD COMMITTEES AND MEETINGS

      During the fiscal year that ended on June 30, 1999, the Board of Directors held five meetings. During this period, all of the directors attended or participated in more than 75% of the aggregate of the total number of meetings of the Board of Directors.

      Cadapult intends to create a Compensation Committee and an Audit Committee consisting of members of the Board of Directors following the Annual Meeting.

      The function of the Compensation Committee will be to recommend compensation levels of senior management and work with senior management on benefit and compensation programs for Cadapult's employees. In addition, the Compensation Committee will administer Cadapult's 1998 Incentive Plan. The Compensation Committee when formed will consist of Michael W. Levin, Paul C. Baker, and a director not yet determined.

      The function of the Audit Committee will include reviewing internal financial information, monitoring cash flow, budget variances and credit arrangements, reviewing the audit program of Cadapult, reviewing with Cadapult's independent accounts the results of all audits upon their completion, annually selecting and recommending independent accountants, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distribution by Cadapult. The Audit Committee when formed will consist of Paul C. Baker, Edwin Ruzinsky, and a director not yet determined.

DIRECTOR COMPENSATION

      Cadapult has recently established a compensation plan for its independent directors. Outside directors will be paid $500 for attendance at regular meeting and $1,000 for attendance at the annual meeting and will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and for other expenses incurred in their capacity as directors. Outside directors will be granted five year options to purchase 10,000 shares of common stock, exercisable at the fair market value on the date of appointment to the Board, and will be granted, annually, additional options to purchase 5,000 shares of common stock on each July 1.

      In the 1999 fiscal year, Cadapult did not have a defined compensation plan for members of its Board of Directors. In the 1999 fiscal year, Cadapult granted its sole non-employee director a total of 33,000 non-qualified options under Cadapult's 1998 Incentive Plan to purchase the common stock of Cadapult, exercisable at a price equal to the fair market value of the common stock on the dates of grant.

REASON FOR APPROVAL

      The four nominees for directors are the present members of the Board of Directors, and with the exception of Mr. Ruzinsky who became a director on August 27, 1999, each of the nominees are officers of Cadapult who have served key roles in the growth and development of Cadapult and our predecessor, CGSI.

      The affirmative vote of a majority of the votes of shareholders entitled to vote at the Annual Meeting at which a quorum is present is required for the election of the nominees. Shareholders do not have cumulative votes in the election of directors.

                                PROPOSAL NO. 2
                   RATIFICATION OF INDEPENDENT ACCOUNTANTS

GENERAL

      We are asking our shareholders to ratify the selection of Wiss & Company LLP as Cadapult's independent accountants for the fiscal year ending June 30, 2000.

      Wiss & Company, LLP has audited Cadapult's financial statements for the fiscal year ended April 30, 1998, and for the fiscal year ended June 30, 1999. Wiss & Company, LLP has advised us that it has no direct or indirect financial interest in Cadapult or in any of its present or former subsidiaries, and that it has had, during the last three years, no connection with Cadapult or any of our present or former subsidiaries or affiliates other than as independent auditors and related activities. A representative of Wiss & Company, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if the representative desires to speak, and will be available to respond to appropriate questions of shareholders.

REASON FOR APPROVAL

      Wiss & Company, LLP has served as our only independent auditors since June 1999, when we acquired CGSI. Wiss & Company, LLP also served as independent auditors for our predecessor, CSGI.

      The affirmative vote of a majority of the votes of shareholders entitled to vote at the Annual Meeting at which a quorum is present is required to ratify the selection of Wiss & Company, LLP as our independent auditors. If the Cadapult shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of Cadapult and its shareholders.

                           OWNERSHIP OF SECURITIES

      The following table sets forth, as of October 28, 1999, the shares of Cadapult's common stock beneficially owned by each person known to Cadapult to be the beneficial owner of more than five percent (5%) of the outstanding shares of common stock, by each officer and director, and by all officers and directors of Cadapult as a group. This information was determined in accordance with Rule 13(d)-3 under the Securities Exchange Act of 1934, and is based upon the information provided by the persons listed below. All persons named in the table have the sole voting and dispositive power with respect to common stock beneficially owned.

Name and Address                                   Amount and Nature           Percent
of Beneficial Owner(1)                            of Beneficial Owner         of Class(2)
-------------------                               -------------------         --------
Michael W. Levin                                      1,569,673 (3)             50.0%
Frances Blanco                                           48,516 (4)              1.6%
Duncan Huyler                                            50,040 (5)              1.6%
Paul Baker                                              100,500 (6)              3.2%
Edwin Ruzinsky                                           10,000 (7)              0.3%
All officers and directors as a group (4 persons)     1,778,729 (3)-(7)         55.6%

(1) The address of each of these persons is Cadapult Graphic Systems, Inc., 110 Commerce Drive, Allendale, New Jersey 07401.
(2) Based upon 3,087,460 shares of common stock outstanding on October 28, 1999, and with respect to each holder of options exercisable within 60 days, the shares represented by such options.
(3) Includes 52,000 shares owned by Mr. Levin's minor children and exercisable 5-year options to acquire 51,223 shares of common stock. Excludes 5-year options, subject to future vesting, to acquire 500,000 shares of common stock.
(4) Includes exercisable 10-year options to acquire 7,741 shares of Common Stock. Excludes 5-year options, subject to future vesting, to acquire 100,000 shares of common stock.
(5) Includes exercisable 10-year options to acquire 9,265 shares of Common Stock. Excludes 5-year options, subject to future vesting, to acquire 100,000 shares of common stock.
(6)   Includes exercisable 10-year options to acquire 33,000 shares of Common
      Stock.
(7)   Includes exercisable 10-year options to acquire 10,000 shares of Common
      Stock.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act requires Cadapult's directors and executive officers, and persons who own more than ten percent of Cadapult's common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock of Cadapult. Such persons are also required by SEC regulations to furnish Cadapult with copies of all such Section 16(a) forms they file.
Based solely on a review of the copies of such reports furnished to Cadapult, Cadapult is not aware of any delinquencies in the filing of such reports.

                             EXECUTIVE COMPENSATION

      The following table sets forth information concerning the annual and long-term compensation during Cadapult's last three fiscal years of Cadapult's Chief Executive Officer and other most highly compensated employees and all other officers and directors of Cadapult:

                                           Summary Compensation Table

                                                                                  Long Term
                                                                                  Compensation
                                                                                  ------------
                                       Annual Compensation                        Awards
                              -----------------------------------------------     ------
Name and                                                        Other             Securities
Principal                                                       Annual            Underlying      All Other
Position                      Year(1)   Salary       Bonus      Compensation      Options/SARS    Compensation(2)
--------------------------    ----------------------------------------------      ------------    ---------------
Michael W. Levin(3)           1999      $ 130,000    $       0  $       0         500,000         $  2,379
  Chief Executive Officer,    1998      $ 141,583    $       0  $       0          51,223         $  2,727
  President and Chairman
  Of the Board
Frances Blanco(3)             1999      $  80,000    $  10,000  $       0         100,000         $  2,021
  Vice President Marketing    1998      $  75,000    $  25,000  $       0           7,714         $  2,158
  and Investor Relations,
  Treasurer, Secretary and
  Director
Duncan Huyler(3)              1999      $  95,000    $       0  $       0         100,000         $  4,630
  Vice President Technical    1998      $  91,000    $  25,000  $       0           9,265         $  3,867
  Services
Paul C. Baker                 1999      $       0    $       0  $       0          33,000         $      0
  Director                    1998      $       0    $       0  $       0               0         $      0
Kathleen L. Morrison          1998(4)   $       0    $       0  $   1,250(5)            0         $      0
  Former President and        1997      $       0    $       0  $       0               0         $      0
  Director
Jason Osborn                  1998(4)   $       0    $       0  $   1,250(5)            0         $      0
  Former Vice President and   1997      $       0    $       0  $       0               0         $      0
  Director
Terry Hardman                 1998(4)   $       0    $       0  $   1,250(5)            0         $      0
  Former Secretary,           1997      $       0    $       0  $       0               0         $      0
  Treasurer and Director

(1) In June 1998, each of Cadapult and CGSI changed their fiscal year ends from December 31 and April 30, respectively, to June 30, 1998. The 1998 fiscal year compensation includes the operations of CGSI, a privately-held company at the time, for the period May 1, 1997 through April 30, 1998.
(2) Includes Cadapult's matching contribution to Cadapult's 401(k) profit sharing plan.
(3)   Became officer and/or director on June 18, 1998.
(4)   Resigned effective June 18, 1998 pursuant to Cadapult's acquisition of
      CGSI.
(5) Received 1,000 shares of common stock pursuant to a Registration Statement on Form S-8 filed on or about June 5, 1998, for which the fair market value cannot be adequately determined. For purposes of this calculation, the fair market value is arbitrarily determined to be $1.25 per share, based upon the offering price of Cadapult's common stock sold in a private placement conducted in June through August 1998.

      The following table sets forth information concerning options granted during the fiscal year ended June 30, 1999 to those persons named in the preceding Summary Compensation Table:

                    Option/SAR Grants in Last Fiscal Year
                            (Individual Grants)

                        Number of
                        Securities        Percent of total
                        Underlying        options/SARS granted     Exercise or
                        Options/SARs      to employees in          base price        Expiration
Name                    Granted (#)       fiscal year(1)           ($/Sh)            Date
----------------        ------------      --------------------     ------------      ----------
Michael W. Levin        500,000(2)              47.7%              $1.375            6-18-03
Michael W. Levin         51,223(3)               4.8%              $1.375            6-18-03
Frances Blanco          100,000(2)               9.3%              $2.00             3-05-04
Frances Blanco            7,714(3)               0.7%              $1.25             6-18-08
Duncan Huyler           100,000(2)               9.3%              $2.00             3-05-04
Duncan Huyler             9,265(3)               0.9%              $1.25             6-18-08
Paul Baker                3,000(2)               0.3%              $2.00             6-11-08
Paul Baker               30,000(2)               2.8%              $3.31             4-06-09

(1) Based on the aggregate total of options granted to officers, directors, and employees, including options granted during the two month fiscal year transition period from May 1 through June 30, 1998. As of June 30, 1999, a total of 1,069,632 options were granted, of which 51,739 options have expired.
(2) Options were granted pursuant to employment agreements and become exercisable after Cadapult achieves certain defined corporate goals based on earnings, as further described in the Long-Term Incentive Plan table. No options have vested.
(3) Options were granted pursuant to the 1998 Stock Option Plan and are presently exercisable. No options have been exercised.


      None of the options held by those individuals listed in the Summary Compensation Table were exercised in fiscal year 1998. The following table sets forth information concerning the value of unexercised stock options at June 30, 1999 for those individuals named in the Summary Compensation Table.

         Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                    Number of securities
                         Shares                    underlying unexercised        Value of unexercised
                        Acquired       Value           Options/SARs            in-the-money options/SARs
                          on         realized          at FY-end (#)                 at FY-end ($)(a)
Name                  Exercise (#)      ($)     Exercisable   Unexercisable   Exercisable   Unexercisable
----                  ------------   --------   -----------   -------------   -----------   -------------
Michael W. Levin          --            --         51,223        500,000      $   134,460   $ 1,312,500
Frances Blanco            --            --          7,714        100,000      $    20,249   $   262,500
Duncan Huyler             --            --          9,265        100,000      $    24,321   $   262,500
Paul Baker                --            --         33,000              0      $    86,625            --

(a) The dollar values were calculated by determining the difference between the fair market value at fiscal year-end of the common stock underlying the options and the exercise price of the options. The last sale price of a share of Cadapult's common stock on June 30, 1999 as reported by the OTC Bulletin Board was $2.625.

      The following table sets forth information concerning long-term options granted during the fiscal year ended June 30, 1999 to those persons named in the preceding Summary Compensation Table. Cadapult has not adopted a formal long-term incentive option plan. The options presented in the following table were granted pursuant to employment agreements, as amended, with Cadapult.

              Long-Term Incentive Plans-Awards in Last Fiscal Year

                       Number          Performance
                       of shares,      or other units or
                       units or        period until
                       other           maturation or       Estimated Future Payouts under
Name                   rights (#)(1)   payout (2)          Non-Stock Price-Based Plans(3)
------------------------------------------------------------------------------------------
                                                           Threshold    Target    Maximum
                                                               (#)        (#)       (#)
------------------------------------------------------------------------------------------
Michael W. Levin       500,000         5/98 - 4/01         125,000      125,000   500,000
Frances Blanco         100,000         5/99 - 4/01          25,000       25,000   100,000
Duncan Huyler          100,000         5/99 - 4/01          25,000       25,000   100,000

(1) For purpose of this table, includes options granted during the two month fiscal year transition period from May 1 through June 30, 1998.
(2) The 5-year options, exercisable into common stock at the fair market value on the date of grant, were granted pursuant to employment agreements, as amended. The performance period refers to the term of the individual's employment term during which the options must vest.
(3) The long-term incentive options are contingent upon attainment of certain corporate earnings milestones. These options will vest in equal twenty five percent installments upon each of the following events: (a) the first fiscal year end in which Cadapult's earnings before interest, taxes, depreciation and amortization ("EBITDA") exceeds $500,000; (b) the first fiscal year end in which Cadapult's EBITDA exceeds $1,000,000; (c) the first fiscal year end in which Cadapult's EBITDA exceeds $1,500,000; and (d) the first fiscal year end in which Cadapult's EBITDA exceeds $2,000,000. These options are cumulative and are subject to anti-dilution rights. The threshold refers to the minimum number of options that may vest during the performance period. The target refers to the number of options that may vest in the 2000 fiscal year.


EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS AND CHANGE OF CONTROL

      Michael W. Levin serves as Chief Executive Officer and President pursuant to a five year employment agreement, commenced on May 1, 1998, as amended, at an annual salary of $130,000, with cost-of-living adjustments tied to the Consumer Price Index, or such greater annual salary as may be established by Cadapult's Board of Directors. Commencing in the third year of the employment agreement, Mr. Levin's base annual salary shall be increased by an amount such that such increase shall be equal to at least one percent of Cadapult's earnings before interest, taxes, depreciation and amortization ("EBITDA") in the most recent fiscal year. Mr. Levin has been granted 5-year options to purchase up to 500,000 shares, proportioned to vest only after Cadapult's achievement of certain corporate milestones, exercisable at $1.375 per share. Mr. Levin may purchase 125,000 shares following the first fiscal year that Cadapult's EBITDA exceeds each of $500,000, $1,000,000, $1,500,000 and $2,000,000, respectively. These options are cumulative and are subject to anti-dilution rights. Mr. Levin is also entitled to death benefits of $100,000, a fifteen year (15-year) term life insurance policy with a face amount of benefit of $1,000,000, a luxury automobile, reimbursement for reasonable travel and other business related expenses, and other bonuses to be determined by the Board of Directors. In the event of a "change of control" of Cadapult, Mr. Levin is entitled to receive a golden parachute payment equal to two hundred and ninety percent (290%) of his "base amount", as defined in Section 280G(3) of the Internal Revenue Code of 1986, as amended, and has the right to terminate the agreement. "Change of control" is defined to be any of the following: (i) a change in the ownership or management of Cadapult that would be required to be reported in response to certain provisions of the Securities Exchange Act of 1934; (ii) an acquisition (other than directly from Cadapult) by a person or entity (excluding Cadapult) of 25% or more of Cadapult's common stock or Cadapult's then outstanding voting securities; (iii) a change in a majority of the current Board of Directors (the "Incumbent Board") (excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest); (iv) consummation of a reorganization, merger, consolidation or sale of all or substantially all of Cadapult's assets (collectively, a "Transaction") other than a Transaction in which all or substantially all of the shareholders of Cadapult prior to such transaction own, in the same proportion, more than 50% of the voting power of the entity resulting from the Transaction, at least a majority of the board of directors of the resulting entity were members of the Incumbent Board, and after which no person (other than the resulting entity and certain affiliates) beneficially owns 25% or

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more of the voting power of the resulting entity, except to the extent such ownership existed prior to the Transaction; or (v) the approval by Cadapult's shareholders of a complete liquidation or dissolution of Cadapult.

      Frances Blanco serves as Vice President of Marketing and Investor Relations, Treasurer and Secretary pursuant to a three year employment agreement, commenced on May 1, 1998 and as amended on March 5, 1999, at an annual salary of $80,000, plus financial bonuses to be determined by the Board of Directors. Ms. Blanco has been granted 5-year options to purchase up to 100,000 shares, proportioned to vest only after Cadapult's achievement of certain corporate milestones, exercisable at $2.00 per share. Ms. Blanco may purchase 25,000 shares following the first fiscal year that Cadapult's EBITDA exceeds each of $500,000, $1,000,000, $1,500,000 and $2,000,000, respectively. These options are cumulative and are subject to anti-dilution rights.

      Duncan Huyler serves as Vice President of Technical Services pursuant to a three year employment agreement, commenced on May 1, 1998 and as amended on March 5, 1999, at an annual salary of $95,000, plus financial bonuses to be determined by the Board of Directors. Mr. Huyler has been granted 5-year options to purchase up to 100,000 shares, proportioned to vest only after Cadapult's achievement of certain corporate milestones, exercisable at $2.00 per share. Mr. Huyler may purchase 25,000 shares following the first fiscal year that Cadapult's EBITDA exceeds each of $500,000, $1,000,000, $1,500,000 and $2,000,000, respectively. These options are cumulative and are subject to anti-dilution rights.

STOCK OPTION PLAN

      Pursuant to Cadapult's Incentive Stock Option Plan (the "1998 Stock Option Plan"), which has been adopted the Board of Directors and approved by its shareholders, 500,000 shares of Cadapult's authorized but unissued common stock has been reserved for issuance pursuant to the 1998 Stock Option Plan. The 1998 Stock Option Plan is administered by a person designated by the Board of Directors (the "Administrator"), presently the Chairman of the Board. Stock option (which may be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) entitles the holder to purchase shares of common stock during a specified period at a purchase price of not less than the fair market value of the common stock on the day the option is granted. We filed a Form S-8 to register the 500,000 shares underlying the stock options. We granted certain employees 5-year and 10-year options to purchase up to 295,381 shares of common stock, of which 88,229 options are presently exercisable, at prices of $1.25 to $4.00 per share pursuant to the 1998 Stock Option Plan, including its officers and directors, as follows: Michael W. Levin, 5-year options to purchase 51,223 shares at $1.375; Frances Blanco, 10-year options to purchase 7,741 shares at $1.25; Duncan Huyler, 10-year options to purchase 9,265 shares at $1.25; and Paul Baker, 10-year options to purchase 3,000 shares at $2.00.

EMPLOYEE PROFIT SHARING PLAN

      On January 1, 1994, Cadapult adopted a tax-qualified employee paired profit sharing plan (the "401(k) Plan"), sponsored by Kemper Financial Services, Inc., which covers all of our employees that have been employed for at least six months and meet other age and eligibility requirements.
Pursuant to the 401(k) Plan, employees may elect to reduce their current compensation by up to 15% for the plan year and have the amount of such reduction contributed to the 401(k) Plan. Under the 401(k) Plan, we make matching contributions, using a discretionary formula, currently equal to twenty five percent of the employee's contribution. We, in our sole discretion, may contribute an amount which it designates as a qualified nonelective contribution to designated participants. The 401(k) Plan is intended to qualify under Section 401 of the Code, so that contributions by employees or by Cadapult to the 401(k) Plan, and so that contributions by Cadapult, if any, will be deductible by Cadapult. The Trustee under the 401(k) Plan, at the direction of each participant, invests the assets of the 401(k) Plan in any of a number of investment options. All employee contributions to the 401(k) Plan are fully vested at all times, and Cadapult's contributions, if any, vest 25% after two years and at the rate of 25% a year thereafter until fully vested.

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                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In June 1998, Cadapult filed a registration statement on Form S-8 for 66,068 shares of common stock. We issued the shares to four individuals, including its officers and directors, pursuant to written compensation agreements as follows: Leonard W. Burningham, 63,068 shares; Kathleen L. Morrison, 1,000 shares; Jason Osborn, 1,000 shares; and Terry Hardman, 1,000 shares. Kathleen L. Morrison, Jason Osborn, and Terry Hardman resigned as directors and officers of Cadapult effectively as of June 18, 1998.

      On June 18, 1998, we completed the acquisition of Cadapult Graphic Systems Inc., a privately-held New Jersey corporation formed on or about May 1, 1987 ("CGSI"), in a transaction viewed as a reverse acquisition. Pursuant to an Agreement and Plan or Reorganization dated June 5, 1998, between the Company, CGSI, all of the shareholders of CGSI, Jenson Services, Inc., a Utah corporation, Duane S. Jenson and Jeffrey D. Jenson, we issued 1,650,000 shares of common stock to the shareholders of CGSI in exchange for all of the outstanding common stock of CSGI. Pursuant to the reorganization, the shareholders of CSGI became the controlling shareholders of Cadapult, the officers and directors of Cadapult resigned and elected the CSGI nominees in their places, and CSGI became a wholly-owned subsidiary of the Company. Michael W. Levin acquired 300 shares, no par value, of CGSI on May 1, 1987 for $300. Frances Blanco acquired 7.90 shares, no par value, of CSGI on June 3, 1997 for $15,000. Duncan Huyler acquired 7.90 shares, no par value, of CSGI on June 3, 1997 for $15,000. Duncan Yates acquired 3.8748 shares, no par value, of CGSI on April 20, 1998 for $15,000. In May 1998, Mr. Levin made a gift of 3.1 shares to each of their two minor children. Pursuant to the reorganization, Mr. Levin and his children, Ms. Blanco, Mr. Huyler and Mr. Yates, representing all the issued and outstanding shares of CGSI, exchanged their shares of CGSI proportionally for 1,650,000 shares of Cadapult pursuant to Cadapult's acquisition of CGSI. Michael W. Levin currently serves as our Chief Executive Officer, President and Chairman of the Board. Frances Blanco currently serves as our Vice President, Secretary, Treasurer and a Director. Duncan Huyler currently serves as our Vice President and a Director.

      Cadapult granted Mr. Levin 5-year stock options to purchase up to 500,000 shares of common stock (no options are presently exercisable) to vest upon Cadapult attaining certain specified corporate milestones based upon corporate earnings, exercisable at $1.375. Cadapult granted to each of Ms. Blanco and Mr. Huyler 5-year stock options to purchase up to 100,000 shares of common stock each (no options are presently exercisable) to vest upon Cadapult attaining certain specified corporate milestones based upon corporate earnings, exercisable at $2.00.

      In August 1998, we filed a registration statement on Form S-8 for its 1998 Stock Option Plan. We granted certain employees, 5-year and 10-year incentive stock options to purchase 295,381 shares, of which 88,229 options are presently exercisable, at prices of $1.25 to $4.00 per share. Executive officers and directors have been granted the following options pursuant to the 1998 Stock Option Plan: Michael W. Levin, 5-year options to purchase 51,223 shares at $1.375; Frances Blanco, 10-year options to purchase 7,741 shares at $1.25; Duncan Huyler, 10-year options to purchase 9,265 shares at $1.25; and Paul Baker, 10-year options to purchase 3,000 shares at $2.00 and 30,000 shares at $3.31. Pursuant to the 1998 Stock Option Plan, we reserved 500,000 authorized and unissued shares of common stock for issuance upon the exercise of the incentive stock options.

                            SHAREHOLDER PROPOSALS

      Shareholder proposals for inclusion in Cadapult's Year 2000 Information Statement or Proxy Statement and related proxy materials must be received by June 30, 2000. In addition, proposals of Cadapult's shareholders intended to be presented at the 2001 Annual Meeting of Cadapult must be received by Cadapult before August 30, 2000. Proposals for inclusion in Cadapult's Information Statement or Proxy Statement or for presentation at the Annual Meeting must be submitted to Cadapult in writing at c/o Cadapult Graphic Systems, Inc., 110 Commerce Drive, Allendale, New Jersey 07401, Attention:
Secretary. There are additional requirements regarding proposals of hareholders, and a shareholder contemplating submission of a proposal is referred to Rule 14a-8 promulgated under the Securities Exchange Act of 1934. We did not receive any shareholder proposals in connection with this Information Statement and our Annual Meeting.

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                                FORM 10-KSB

      WE WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF CADAPULT'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO: CADAPULT GRAPHIC SYSTEMS, INC., 110 COMMERCE DRIVE, ALLENDALE, NEW JERSEY 07401, ATTN.: INVESTOR RELATIONS.

                OTHER ACTION AT MEETING AND VOTING OF PROXIES

      The Board of Directors knows of no other matters, except the proposals in this Information Statement, for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.


                                          By Order of the Board of Directors


                                          /s/ Frances Blanco
                                          Frances Blanco
                                          Secretary

Allendale, New Jersey
November 8, 1999

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